UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     September 30, 2015

World Acceptance Corporation
(Exact Name of Registrant as Specified in its Charter)

South Carolina	0-19599	57-0425114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

108 Frederick Street Greenville, South Carolina 29607
(Address of Principal Executive Offices) (Zip Code)

864-298-9800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

A. Alexander (Sandy) McLean III Retirement Effective September 30, 2015 and Entry Into Retirement Agreement.

Consistent with the CEO succession planning of the Company previously announced on June 2, 2015, World Acceptance Corporation (the “Company”) and the Company’s Chief Executive Officer A. Alexander (Sandy) McLean III entered into a retirement agreement dated September 30, 2015 (the “Retirement Agreement”) pursuant to which Mr. McLean has retired from his positions as Chief Executive Officer and as a director of the Company effective September 30, 2015. The Retirement Agreement (a) requires Mr. McLean to be available to consult with the Company as needed for a period of two (2) years after retirement and cooperate with the Company regarding any litigation, claim, or investigation affecting the Company for a period of six (6) years after the effective date of his retirement; (b) provides for a release by Mr. McLean of all claims against the Company arising through the date of the Retirement Agreement subject to certain exceptions including claims for indemnification from the Company arising from acts or omissions prior to his retirement; (c) requires Mr. McLean to continue to abide by the restrictive covenants set forth in his Employment Agreement with the Company dated April 1, 2007, including covenants against competition and soliciting the Company’s employees for a period for two (2) years after Mr. McLean’s retirement; and (d) requires Mr. McLean to refrain from disparaging the Company and to continue to protect the Company’s confidential information. In exchange for his promises in the Retirement Agreement, (i) the Company will pay Mr. McLean’s current salary through the retirement date and a prorated annual incentive award, (ii) Mr. McLean will be entitled to retain all vested stock options and restricted stock previously granted by the Company and currently unvested options for an additional 13,000 shares of the Company’s common stock and 21,000 Group B restricted shares will become vested, (iii) Mr. McLean will receive his vested benefits under the Company’s 401(k) plan and SERP, and (iv) title to Mr. McLean’s Company car will be transferred to him. Incentive compensation previously received by Mr. McLean remains subject to the Company’s present and future recoupment and claw-back policies. The foregoing summary, which does not purport to be a complete description of the Retirement Agreement, is qualified by reference to the terms of the agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Accession of Janet Lewis Matricciani to the Position of Chief Executive Officer.

Consistent with the CEO succession planning of the Company previously announced on June 2, 2015, the Company appointed Janet Lewis Matricciani as Chief Executive Officer of the Company, effective October 1, 2015. Effective October 1, 2015, Ms. Matricciani will no longer serve as Chief Operating Officer of the Company. Ms. Matricciani, age 47, has served as the Company’s Chief Operating Officer since January 2014 and has over 26 years of business experience, primarily in the financial services arena. Before joining the Company, she was the Chief Executive Officer of Antenna International, a leading creator of handheld audio, multimedia and virtual tours for museums, cultural and historic sites and tourist attractions, from 2010 through 2013. She also worked as Senior Vice President of Corporate Development for K12 Inc., a technology-based education company, from 2008 through 2010.

On October 1, 2015, the Compensation and Stock Option Committee of the Board approved the issuance of 15,000 shares of restricted stock to Ms. Matricciani. The restricted shares are service-based and will vest in full over the next three years, with one-third vesting on each anniversary of the grant date, regardless of the performance of the Company. The form of the Company’s Executive Restricted Stock Award Agreement is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit 99.1	Retirement Agreement dated September 30, 2015, by and between the Company and A. Alexander McLean III.

Exhibit 99.2	Form of Executive Restricted Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2015
World Acceptance Corporation

	By:	/s/ John L. Calmes Jr.
John L. Calmes Jr.
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Retirement Agreement dated September 30, 2015, by and between the Company and A. Alexander McLean III.
99.2	Form of Executive Restricted Stock Award Agreement.